EXHIBIT 21

SENSIENT TECHNOLOGIES CORPORATION
SUBSIDIARIES AS OF DECEMBER 31, 2020

NAME	INCORPORATION
DOMESTIC
POINTING COLOR INC.	DELAWARE
SENSIENT COLORS INTERNATIONAL LLC	WISCONSIN
SENSIENT COLORS LLC	DELAWARE
SENSIENT FLAVORS INTERNATIONAL, INC.	INDIANA
SENSIENT FLAVORS LLC	DELAWARE
SENSIENT GLOBAL LLC	WISCONSIN
SENSIENT HOLDING COMPANY LLC	DELAWARE
SENSIENT IMAGING TECHNOLOGIES INC.	CALIFORNIA
SENSIENT NATURAL INGREDIENTS LLC	DELAWARE
SENSIENT RECEIVABLES LLC	DELAWARE
SENSIENT TECHNOLOGIES HOLDING COMPANY LLC	DELAWARE
SENSIENT WISCONSIN LLC	WISCONSIN

NAME	INCORPORATION
FOREIGN
POINTING HOLDINGS LIMITED	UNITED KINGDOM
POINTING INTERNATIONAL LIMITED	UNITED KINGDOM
POINTING LIMITED	UNITED KINGDOM
PT SENSIENT TECHNOLOGIES INDONESIA	INDONESIA
SENSIENT COLORS CANADA LTD.	CANADA
SENSIENT TECHNOLOGIES EUROPE GMBH	GERMANY
SENSIENT COLORS S.A.	ARGENTINA
SENSIENT COLORS S.A. DE C.V.	MEXICO
SENSIENT COLORS UK LTD	UNITED KINGDOM
SENSIENT COSMETIC TECHNOLOGIES	FRANCE
SENSIENT COSMETIC TECHNOLOGIES E CORANTES, IMPORTAÇÃO E EXPORTAÇÃO DO BRASIL LTDA ENGLISH: SENSIENT COSMETIC TECHNOLOGIES BRAZIL	BRAZIL
SENSIENT COSTA RICA S.R.L.	COSTA RICA
SENSIENT FINANCE IRELAND DAC	IRELAND

SENSIENT FLAVORS BELGIUM NV	BELGIUM
SENSIENT FLAVORS CANADA INC.	CANADA
SENSIENT FLAVORS CENTRAL AMERICA S.R.L.	COSTA RICA
SENSIENT FLAVORS & FRAGRANCES SAS	FRANCE
SENSIENT FLAVORS & FRAGRANCES GMBH & CO. KG	GERMANY
SENSIENT FLAVORS GMBH	GERMANY
SENSIENT FLAVORS ITALY S.R.L.	ITALY
SENSIENT FLAVORS LIMITED	UNITED KINGDOM
SENSIENT FLAVORS MEXICO, S.A. DE C.V.	MEXICO
SENSIENT FLAVORS POLAND SP. Z.O.O.	POLAND
SENSIENT FLAVORS SCANDINAVIA AB	SWEDEN
SENSIENT FLAVORS UKRAINE	UKRAINE
SENSIENT FLAVORS & FRAGRANCES INDUSTRY & TRADE LIMITED COMPANY (TURKEY)	TURKEY
SENSIENT FOOD COLORS CZECH REPUBLIC CZ S.R.O.	CZECH REPUBLIC
SENSIENT FOOD COLORS HUNGARY KFT	HUNGARY
SENSIENT FOOD COLORS ITALY S.R.L.	ITALY
SENSIENT FOOD COLORS POLAND SP. Z.O.O.	POLAND
SENSIENT FOOD COLORS THE NETHERLANDS B.V.	NETHERLANDS
SENSIENT FRAGRANCES GUATEMALA, S.A.	GUATEMALA
SENSIENT FRAGRANCES MEXICO, S.A. DE C.V.	MEXICO
SENSIENT FRAGRANCES, S.A.	SPAIN
SENSIENT HOLDING I B.V.	NETHERLANDS
SENSIENT HOLDING II B.V.	NETHERLANDS
SENSIENT HOLDINGS MALTA LIMITED	MALTA
SENSIENT HOLDINGS UK	UNITED KINGDOM
SENSIENT IMAGING TECHNOLOGIES S.A. DE C.V.	MEXICO
SENSIENT INDIA PRIVATE LIMITED	INDIA
SENSIENT NATURAL COLORS PERU S.A.C.	PERU
SENSIENT NATURAL EXTRACTION INC.	CANADA
SENSIENT NATURAL INGREDIENTS (QINGDAO) CO., LTD.	CHINA
SENSIENT NATURAL INGREDIENTS (TAI’AN) CO., LTD.	CHINA
SENSIENT SAVORY FLAVORS FRANCE	FRANCE
SENSIENT TECHNOLOGIES (ALBERTA) LIMITED PARTNERSHIP	CANADA
SENSIENT TECHNOLOGIES ASIA PACIFIC PTE LTD	SINGAPORE
SENSIENT TECHNOLOGIES AUSTRALIA PTY LTD	AUSTRALIA
SENSIENT TECHNOLOGIES BRASIL INDUSTRIA, COMERCIO, IMPORTACAO E EXPORTACAO DE INGREDIENTES LTDA. ENGLISH: SENSIENT TECHNOLOGIES BRAZIL LTDA.	BRAZIL

SENSIENT TECHNOLOGIES COLOMBIA LTDA.	COLOMBIA
SENSIENT TECHNOLOGIES CORPORATION (CHINA) LTD	CHINA
SENSIENT TECHNOLOGIES CORPORATION (JAPAN)	JAPAN
SENSIENT TECHNOLOGIES C.V.	NETHERLANDS
SENSIENT TECHNOLOGIES ESSENTIAL OILS, S.L.U.	SPAIN
SENSIENT TECHNOLOGIES HOLDING DEUTSCHLAND GMBH	GERMANY
SENSIENT TECHNOLOGIES HONG KONG LTD	CHINA
SENSIENT TECHNOLOGIES LIMITED	UNITED KINGDOM
SENSIENT TECHNOLOGIES LUXEMBOURG S.A.R.L.	LUXEMBOURG
SENSIENT TECHNOLOGIES MENA FZE	UNITED ARAB EMIRATES
SENSIENT TECHNOLOGIES (PHILIPPINES), INC.	PHILIPPINES
SENSIENT TECHNOLOGIES REAL ESTATE GMBH	GERMANY
SENSIENT TECHNOLOGIES SOUTH AFRICA (PTY) LTD.	SOUTH AFRICA
SENSIENT TECHNOLOGIES (THAILAND), LTD.	THAILAND
SENSIENT VERMÖGENSVERWALTUNGSGESELLSCHAFT MBH	GERMANY